Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32587, 333-55630, 333-71348, 333-81583, 333-103349 and 333-103464 ) and on Form S-8 (Nos. 33-72848, 33-79826, 33-92182, 333-59383, 333-55110, 333-82658, 333-103348 and 333-116191) of Newfield Exploration Company of our report dated March 10, 2004 relating to the consolidated financial statements, which appears in this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
August 9, 2004